UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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NGAS RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Notice of Annual
Meeting of Shareholders
          An annual general meeting of shareholders of NGAS Resources, Inc. (the “Company”) will be held at 2:00 p.m. (Vancouver, British Columbia time) on June 28, 2007 at 625 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 2T6, for the following purposes:
1.	To fix the size of our board of directors.

2.	To elect directors.

3	To ratify the appointment of auditors for 2007.

4.	To transact any other business that may be properly brought before the meeting.
          Our board of directors has fixed the close of business on May 7, 2007 as the record date for determining shareholders entitled to vote at the meeting and any adjournment. A list of our shareholders as of the record date will be available for inspection at least ten days prior to the meeting during normal business hours at our offices in Lexington, Kentucky.
          If you were a registered holder of our common stock at the close of business on the record date, you are entitled to notice of the meeting and to vote on the matters to be acted on at the meeting. If any shareholder transfers shares after the record date and the transferee, at least 48 hours before the meeting, produces properly endorsed share certificates to our corporate secretary or transfer agent or otherwise establishes ownership of the shares, the transferee may vote the shares.
          You are cordially invited to attend the meeting in person. Your vote is important. If you do not plan to attend the meeting , please complete, sign and date the accompanying proxy card and return it before the meeting in the envelope provided. You may also vote by faxing your signed proxy card to our transfer agent, placing a toll-free telephone call or using an Internet voting service described in the accompanying proxy statement.

Lexington, Kentucky	BY ORDER OF THE BOARD OF DIRECTORS
April 30, 2007

William S. Daugherty
Chairman of the Board, President and Chief Executive Officer

NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING
General
          The accompanying proxy is solicited by the board of directors (the “board”) of NGAS Resources, Inc. (the “company,” “NGAS,” “we,” “us” or “our”) for use at our annual general meeting of shareholders (the “meeting”). The meeting will be held at 625 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 2T6, at 2:00 p.m. (Vancouver, British Columbia time) on June 28, 2007. This proxy statement and the accompanying proxy and 2006 annual report of NGAS are being mailed on or about May 9, 2007 to holders of record of our common stock.
Who Can Vote
          Only shareholders of record as of May 7, 2007, the record date for the meeting, are entitled to vote at the meeting. If you acquired your shares after the record date, you can vote them by producing properly endorsed share certificates to our corporate secretary or transfer agent or otherwise establishes ownership of the shares at least 48 hours before the meeting.
How to Vote
     Most shareholders can vote their shares one of four ways:
•	placing a toll-free telephone call from the U.S. or Canada to 1.888.tel.vote (1.888.835.8683);

•	faxing the signed proxy card to our transfer agent at 1.604.689.8144;

•	using the Internet at www.stocktronics.com/webvote; or

•	mailing the signed proxy card in the envelop provided with these proxy materials.
          The procedures for using the telephone or Internet to vote your shares are designed to authenticate your identity as a record holder and to accurately record your vote on each proposal. Your proxy card or materials forwarded by your broker or other nominee has more information about these options. If you mail or fax your proxy card instead of using the telephone or Internet, it must be received by our stock transfer agent, Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, British Columbia V6C 2T6, at least two business days before the meeting.
Quorum Requirements
          As of the record date, there were 21,798,551 shares of our common stock issued and outstanding. Each share of common stock has the right to one vote on each matter that properly comes before the meeting. The holders of at least one-third of the outstanding common shares, present in person or by proxy, will constitute a quorum for conducting the meeting.
Voting Requirements
          Passage of the voting items for the size of our board and the ratification of auditors require approval by a majority of the votes cast the meeting, in person or by proxy. Directors are elected by plurality votes. All shares represented at the meeting by properly executed or authenticated proxies will be voted as specified. If no specification is made on any voting item, they will be voted FOR the item. If your shares are held in “street name” by a broker, bank or other nominee, they should give you instructions for voting the shares. Usually, they will vote the shares at your direction. Your broker or other nominee may refrain from voting if you do not tell them how to vote your shares. In that case, they will be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval or disapproval of any voting item.

Solicitation and Revocation of Proxies
          Proxies may be solicited by our management by mail, personally or by telephone. A shareholder who has given a proxy may revoke it at any time before its use by delivering a new signed proxy or a written revocation to us or our transfer agent no later than two business days before the meeting or by personally attending the meeting and voting in person.
Proxy Materials
          Upon request, additional proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. We will also honor requests from nominees and shareholders for additional copies of our 2006 annual report. Requests should be made in writing to NGAS Resources, Inc., Shareholder Services, 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, or by calling us at (859) 263-3948. This proxy statement and our 2006 annual report are also available on our website at www.ngas.com.
Cost of Proxy Solicitation
          The cost of soliciting proxies for our 2007 annual meeting of shareholders will be borne by the company. We will request banks, brokers and other nominees or fiduciaries to forward proxy materials to the beneficial owners for their voting instructions and will reimburse the expenses they incur for that purpose.
Householding
          We are permitted by rules of the Securities and Exchange Commission (“SEC”) to use a procedure called “householding” to avoid the costs of mailing duplicative sets of proxy materials to holders of our common stock who share the same last name and address. If you are currently receiving multiple copies of proxy materials and would like to request householding, please contact our transfer agent. Shareholders with different first names or account names who request householding will continue to receive separate proxy cards.
INFORMATION ABOUT THE BOARD
Corporate Governance
          Structure. Our business is managed under the direction of the board and its committees. Our general policy is for all major decisions to be considered by the board as a whole. The board performs its oversight function through meetings of its members and its committees. Directors are expected to attend board meetings and meetings of committees on which they serve, and to devote the time needed to fulfill their responsibilities. During 2006, our board took action, either at meetings or by consent, on a total of ten occasions. No director attended or participated in fewer than 90% of those meetings or actions by consent. All of our directors also attended our 2006 annual meeting of shareholders.
          Director Independence. Our board currently has one member from management, William S. Daugherty, who has served since our formation in 1984 as President and Chief Executive Officer of the company (“CEO”), and three non-management directors. The board has determined that each of its non-management members, Charles L. Cotterell, James K. Klyman and Thomas F. Miller, meets the criteria for independence under our Nasdaq listing standards. These non-management directors comprise all of the members of the committees on which they serve.
          Communications with the Board. It is our general policy that management speaks for the company. Under this policy, our senior executives are responsible for establishing effective communications with the company’s shareholders, industry partners, suppliers and contractors, employees, advisers, regulators, community groups and various other constituencies that are involved in our day-to-day business. Our non-management directors meet periodically with our auditors, with and without participation by management, and they may communicate individually with other constituencies from time to time at the request or with the knowledge of senior management. Shareholders or other parties interested in communicating with the non-management directors as a group or with the board may contact us by writing to Shareholder Administration at our corporate offices in Lexington, Kentucky or by using the contact procedures provided on our website. See "Where You Can Find More Information.”

Committees of the Board
          Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board is comprised of Charles L. Cotterell and James K. Klyman. During 2006, this committee held one meeting. The committee is responsible for recommending nominees for election to the board by our shareholders and candidates to fill any vacancies on the board between annual meetings of shareholders. The qualifications considered by the committee in assessing director candidates include the following:
          • Understanding of the dynamics and complexities involved in managing a publicly held organization, as reflected in a proven record of competence and accomplishments in business, education or the professions;
          • Reputation for exercising sound and objective business judgment and for conducting themselves with the highest personal and professional ethics, values and integrity;
          • Willingness to maintain a committed relationship with the company as a director and a genuine interest in representing its shareholders overall;
          • Desire and ability to spend the time required to function effectively as a director; and
          • Resolve to independently analyze matters presented for consideration in a fair and open-minded manner and in the best interests of the company’s shareholders.
          The nominating and corporate governance committee is also responsible for overseeing the board’s self-evaluation process. This involves periodically reviewing and evaluating the processes and performance of the board and its members to identify areas where their effectiveness may be refined or improved. As part of this function, the committee assesses the manner and process by which major matters are brought to the board for authorization. The committee also oversees administration of the company’s code of ethics and maintains procedures for the receipt and resolution of any complaints received by the company on matters addressed by the code or on director nominations or other corporate governance matters.
          Audit Committee. The audit committee of our board oversees our internal controls and financial reporting process. The committee is comprised of Charles L. Cotterell, James K. Klyman and Thomas F. Miller. Mr. Miller serves as audit committee financial expert. The board has determined that Mr. Miller meets the financial expert criteria adopted by the SEC for financial accounting experience and expertise. During 2006, the audit committee took action at meetings or by consent on four occasions. As part of its oversight process, the committee is responsible for the following audit related matters:
          • Appointment and retention of the independent certified public accountants to audit our annual financial statements for each audit cycle;
          • Review and evaluation of the written disclosures from the auditors to confirm their independence;
          • Approval of the company’s compensation arrangements with the auditors for each audit cycle;
          • Oversight of the work performed by the auditors in connection with their audit services; and
          • Review and resolution of any disagreements between management and the auditors on financial reporting matters.
          The audit committee also periodically reviews and assesses our internal controls and procedures. In this capacity, the committee is responsible for the following functions:

          • Monitoring the company’s internal controls and financial reporting process;
          • Assessing whether the internal controls over financial reporting provide reasonable assurances on the reliability of our financial reporting and the preparation of our financial statements;
          • Discussing the results of their review with management and representatives of our auditors;
          • Making recommendations to the board on external reporting of our audited financial statements; and
          • Maintaining procedures for the treatment of any complaints received by the company on accounting, internal accounting controls or auditing matters.
          Compensation Committee. The compensation committee of our board is responsible for recommending compensation levels for officers of the company. The committee is comprised of Charles L. Cotterell and James K. Klyman. During 2006, the compensation committee took action at meetings or by consent on six occasions. The committee’s responsibilities include the following:
          • Defining the compensation philosophy of the company and assisting in the development and implementation of those policies;
          • Establishing the general framework for executive compensation and incentives, both long and short term, to achieve the goals of the company’s compensation philosophy;
          • Annually reviewing and approving corporate goals and objectives and evaluating the performance of the CEO and other members of senior management in light of those goals and objectives;
          • Establishing the annual base salary, incentive compensation and any other compensation for the CEO and reviewing the recommendations of the CEO for compensation of the other members of senior management;
          • Reviewing and approving recommendations of senior management for annual compensation of mid-level management personnel and other key employees;
          • Administering the company’s incentive stock and stock option plans and discharging the duties imposed on the committee under those plans; and
          • Reviewing and evaluating with management the Compensation Discussion and Analysis and the Compensation Committee Report with a view to determining whether their inclusion in the annual proxy statement should be recommended to the board.
          Compensation Committee Interlocks and Insider Participation. The compensation committee is comprised entirely of independent directors. Accordingly, its activities do not involve any compensation committee interlocks or insider participation.
          Committee Charters and Code of Ethics. Our board has adopted a nominating and corporate governance charter, an audit committee charter and a code of ethics in accordance with Nasdaq listing standards. You may obtain a copy of these committee charters and code of ethics from us without charge. Printable versions are also available on our website. See “Where You Can Find More Information.”

Composition of the Board
          A summary of the business experience and background of the four incumbent directors of the company is set forth below.
          William S. Daugherty, age 52, has served as the our President, CEO and member of our board of directors since September 1993, as well as our Chairman of the Board since 1995. He is also the Chairman of our operating subsidiary, Daugherty Petroleum, Inc. (“DPI”), having served as its President from 1984 until September 2005. Mr. Daugherty currently serves as the Governor of Kentucky’s Official Representative to the Interstate Oil and Gas Compact Commission and as a member of the Board of Directors of the Independent Petroleum Association of America. He is a past president of the Kentucky Oil and Gas Association and the Kentucky Independent Petroleum Producers Association. Mr. Daugherty holds a B.S. degree from Berea College, Berea, Kentucky.
          James K. Klyman, age 52, has served as a member of our board of directors and various committees of the board since May 1992. For the past ten years, he has worked in various executive capacities with computer software firms specializing in digital media, computer and electronic arts. Mr. Klyman received a B.A. degree from York University, Toronto, Canada.
          Charles L. Cotterell, age 81, has served as a member of our board of directors and various committees of the board since June 1994. Mr. Cotterell has been involved in the natural resources industry and has participated in the natural gas and oil industries in Western Canada and the United States, particularly in Kentucky, for over 40 years. He is a past Vice President of Konal Engineering Co., Ltd., a former director of Mariner Mines, Ltd., Nordustrial, Ltd., Goliath Boat Co. and Dominion Power Press Equipment Co., Ltd., as well as the past President of Smith Press Automation Co., Ltd.
          Thomas F. Miller, age 61, has served as a member of our board of directors and various committees since 2004. In February 2003, he joined Rural Development and Finance Corporation, a provider of housing development and community loans in the border region of Texas and on Indian reservations in Montana, serving as Chief Operating Officer since December 2003. Prior to joining that organization, he served for two years as Senior Vice President of Low Income Investment Fund, a provider of investment capital for affordable housing and community facilities. From 1973 through 2001, Mr. Miller was engaged in various economic development, job creation and poverty reduction projects, initially with Kentucky Highlands Investment Corporation, a development venture capital group focused in Kentucky, where he served as President for ten years, followed by fifteen years of service with the Ford Foundation, both in the United States and East Africa. Before entering project finance, Mr. Miller was employed by Arthur Andersen & Co. for five years. He received his CPA certificate in 1972 and holds a B.A. degree from Marietta College, Marietta, Ohio.
Director Compensation
          We reimburse our non-management directors for the expenses they incur in attending meetings of the board or its committees. We did not pay any cash fees to our directors during 2006. In lieu of cash fees, each of our non-management directors participates in our incentive stock and stock option plans. The following table provides information on compensation paid in stock awards during 2006 and the amount of compensation expense we recognized for financial reporting purposes in 2006 under fair value accounting rules for prior stock option awards.

Director Compensation Table

					Change in
					Pension
				Non-	Value and
				Equity	Nonqualified
	Fees			Incentive	Deferred	All
	Earned			Plan	Compen-	Other
	or Paid	Stock	Option	Compen-	sation-	Compen-
Name	In Cash	Awards(1)	Awards(2)	sation	Earnings	sation	Total
Charles L. Cotterell	—	$22,020	$12,321	—	—	—	$34,341

James K. Klyman	—	22,020	12,321	—	—	—	34,341

Thomas F. Miller	—	29,360	10,996	—	—	—	40,356

(1)	Reflects the dollar amount recognized for financial statement reporting purposes during 2006 for stock awards of 1,500 shares to Messrs. Cotterell and Klyman and 2,000 shares to Mr. Miller on both March 28 and September 26, 2006, based on market prices on the grant dates of $8.04 and $6.64, respectively, per share.

(2)	Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2006, in accordance with SFAS No. 123(R), for stock options granted in prior years. Assumptions used in the calculations of these amounts are included in footnote 9 to the audited consolidated financial statements included in the company’s 2006 annual report accompanying this proxy statement.
VOTING ITEM 1 – FIXING THE SIZE OF THE BOARD
General
          We are organized under the corporate laws of British Columbia, which requires the size of the board of directors to be fixed by general resolution at each annual meeting of shareholders. The board can expand its size during the ensuing year by no more than one-third. For the last three years, the size of our board has been established at four members. The board expects to maintain this size for the ensuing year, subject to its authority to add one additional member prior to the next annual meeting of shareholders.
Vote Required
          Approval of Voting Item – 1 requires the affirmative vote by holders of a majority of our common shares voting on the proposal in person or by proxy. The board recommends that shareholders vote “FOR” the proposal to fix the size of our board of directors at four members for the ensuing year.
VOTING ITEM 2 – ELECTION OF DIRECTORS
General
          The term of office for each of our incumbent directors expires at the 2007 annual shareholders meeting. Each director elected at the meeting will hold office until the next annual meeting of shareholders or until his successor is elected or appointed. A listing of the nominees and a summary of their backgrounds is provided above under the caption “Information about the Board – Composition of the Board.”
Vote Required
          Under our governing instruments, the four nominees receiving the greatest number of votes cast will be elected as directors. The board recommends that shareholders vote “FOR” the nominees.

VOTING ITEM 3 – RATIFICATION OF AUDITORS
Background
          Until recently, we were required by the laws of British Columbia, where we are incorporated, to prepare our consolidated financial statements in accordance with accounting principles (“GAAP”) and auditing standards (“GAAS”) generally accepted in Canada. For each year from 1992 through 2005, our consolidated financial statements were prepared under Canadian GAAP and audited by Kraft Berger LLP (“Kraft Berger”), a firm of chartered accountants based in Toronto, Ontario. Because all of our operations are conducted in the United States through our wholly owned subsidiary, DPI, and through subsidiaries of DPI, we also prepared consolidating financial statements for DPI and its subsidiaries in accordance with U.S. GAAP. For each year from 1998 through 2005, those financial statements were audited by Hall, Kistler & Company LLP (“Hall Kistler”), a firm of certified public accountants headquartered in Canton, Ohio.
          In view of changes in Canadian federal law and the laws of British Columbia for publicly held companies that file reports under the Securities Exchange Act of 1934, we adopted U.S. GAAP and engaged Hall Kistler to audit our consolidated financial statements for 2006 under U.S. GAAS, subject to approval by our shareholders. In recommending this proposal, our audit committee considered that the only differences in accounting principles that have historically affected our consolidated financial statements involve reporting of other comprehensive income under U.S. GAAP and the carrying value of an investment in municipal bonds, neither of which had a material effect on our reported financial condition or results for prior periods. The committee also considered that adoption of the initiative would eliminate the costs and complexities of separate accounting principles and auditors at the holding and operating company levels. The initiative was approved by the shareholders at our 2006 annual meeting. Subject to ratification by our shareholders, we have engaged Hall Kistler as our principal independent public accountants to audit our consolidated financial statements for 2007.
Vote Required
          Ratification of Hall Kistler to act as our principal independent public accountants for 2007 requires the affirmative vote by holders of a majority of our common shares voting in person or by proxy at the meeting. The board recommends that shareholders vote “FOR” the proposal to ratify the engagement of Hall Kistler to audit our consolidated financial statements for 2007.
INDEPENDENT AUDITOR FEES AND SERVICES
Prior Audit Fees and Services
     The following table shows the fees we were billed for professional services rendered by Hall Kistler for the 2006 audit cycle and by Kraft Berger for 2005. Neither firm provided any information technology or other products or services to us in the last two years, and we did not incur any fees for any of their products or services for those years except as listed below.

	Year Ended December 31,
	2006	2005
Audit fees(1)	$76,877	$129,839
Audit related fees(2)	—	—
Tax fees(3)	10,956	5,562

(1)	Reflects professional fees billed for the audit of our consolidated financial statements and review of our quarterly condensed consolidated financial statements, but does not include additional fees of $65,370 in 2005 for the audit of our United States operations by Hall Kistler or fees of $2,583 billed by Kraft Berger in 2006.

(2)	Reflects fees, if any, for assurance and consulting services related to the audit of our consolidated financial statements and reviews of our quarterly condensed consolidated financial statements.

(3)	Reflects tax compliance fees for the preparation of tax returns and consulting fees for tax planning services performed by Kraft Berger.

Audit Committee Pre-Approval Policies and Procedures
          Our audit committee annually reviews and pre-approves the audit, review and permitted non-audit services to be provided during the next audit cycle by the company’s independent auditor. As part of that process, the audit committee reviews and approves a budget for each of those services. The pre-approval covers the term of the annual audit cycle. If any additional services or increases in a pre-approved budget are proposed during the term of an audit cycle, they are subject to further review and pre-approval procedures by the audit committee. As part of its annual or interim pre-approval process for these services and fees, the audit committee requires confirmation from the independent auditor whether, in its view, the services are consistent with applicable auditor independence requirements. The engagement of Hall Kistler for the audit of our consolidated financial statements for 2007 was approved by the audit committee of our board of directors, subject to ratification by our shareholders. The audit committee’s approval covered audit fees we will incur for these services from Hall Kistler for 2007.
AUDIT COMMITTEE REPORT
          The audit committee oversees our internal controls and financial reporting process on behalf of the board. Management has the primary responsibility for the preparation of financial statements and the establishment and maintenance of the system of internal controls. The system is designed to provide reasonable assurance on the reliability of financial reporting, effectiveness of operations and compliance with applicable accounting and regulatory standards. In fulfilling its oversight responsibilities, the audit committee reviews the effectiveness of internal controls, the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In conducting its review for the 2006 audit cycle, the committee discussed these issues with management and our independent auditors. The audit committee also reviewed the written disclosures from the auditors required by Independence Standards Board Standard No. 1 and held discussions with representatives of our auditors, with and without the presence of management, on the matters involving auditing standards covered under that Standard and by the Statement of Auditing Standards No. 61, as well as the results of their audit and the overall quality of our financial reporting. Based on its review and discussions on our 2006 audit cycle, the audit committee recommended to the board that our audited consolidated financial statements for the year ended December 31, 2006 be included in our annual report on Form 10-K for 2006.
This report for the year ended December 31, 2006
has been approved by the following

members of the audit committee:	Charles L. Cotterell	James K. Klyman	Thomas F. Miller
MANAGEMENT
Executive Officers
          The following table lists our executive officers, together with their ages as of the date of this proxy statement and their tenure with the company.

			Officer
Name	Age	Position	Since
William S. Daugherty	52	President and CEO	1993
		Chairman of the Board	1995
William G. Barr III	57	Vice President	2004
D. Michael Wallen	52	Vice President	1995
Michael P. Windisch	32	Chief Financial Officer	2002

Biographical Information
          Information about Mr. Daugherty is provided above under the caption “Information about the Board – Composition of the Board.” A summary of the business experience and background of our other executive officers is set forth below.
          William G. Barr III has served as a Vice President of NGAS since 2004 and as a Vice President of DPI between 1993 and September 2005, when he was appointed as its Chief Executive Officer. Mr. Barr has more than 30 years’ experience in the corporate and legal sectors of the oil and gas industry, having served in senior management positions in oil and gas exploration and production companies and as an attorney with a significant natural resource law practice. Mr. Barr currently serves as Governing Member Trustee for the Energy & Mineral Law Foundation. He also serves as President-Elect of the Kentucky Oil and Gas Association. (“KOGA”) and as a member of its Board of Directors and Chairman of its Legislative Committee, as well as Vice Chairman of the Kentucky Gas Pipeline Authority. He received a Juris Doctorate from the University of Kentucky.
          D. Michael Wallen has served as a Vice President of NGAS since 1997 and as a Vice President of DPI between 1995 and September 2005, when he was appointed as its President. For six years before joining DPI, he served as the Director of the Kentucky Division of Oil and Gas. He has more than 25 years’ experience as a drilling and completion engineer for various exploration and production companies. Mr. Wallen recently served as President of KOGA and currently serves as a member of its Board of Directors and Executive Committee. He has also served as President of the Eastern Kentucky Section of the Society of Petroleum Engineers and as the Governor’s Representative to the Interstate Oil & Gas Compact Commission. Mr. Wallen holds a B.S. degree from Morehead State University, Morehead, Kentucky.
          Michael P. Windisch joined NGAS and DPI in September 2002 as Chief Financial Officer. Prior to that time, Mr. Windisch was employed by PricewaterhouseCoopers LLP, participating for five years in the firms’ audit practice. He is a member of the American Institute of Certified Public Accountants and holds a B.S. degree from Miami University, Oxford, Ohio.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
          Our compensation philosophy is focused on retaining our executive talent and rewarding their delivery of superior operating results and value creation for our shareholders. We are a niche energy company operating in a high demand, capital intensive environment. We specialize in unconventional natural gas basins, principally in the southern portion of the Appalachian basin, where development of natural resources has historically been dominated by coal mining interests. We assemble and generate our own geological prospects in this region, where we have established expertise and recognition. Our success in executing our business strategy is dependent on the operating experience of our senior management and the professional relationships they have developed over more than two decades with industry partners, suppliers and mineral interest owners in this region. Our compensation program is designed to encourage the initiatives of senior management and recognize their contributions to our ongoing reserve growth and investment returns. We set the following overall goals as the framework for implementing this program:
          • Provide market competitive compensation opportunities and incentives designed to retain and motivate highly qualified personnel.
          • Link annual compensation to both individual performance and company-wide results, with a view to balancing the relationship between executive compensation and performance in the best interests of our shareholders.
          • Allocate the components of our compensation packages to reflect competitive market conditions and strategic business needs.

          • Expose incentive compensation to performance risk, and correlate annual awards to the achievement of both short term results and the implementation of business initiatives aimed at ensuring long term success.
Compensation Elements
          General. Our executive compensation program is designed to provide a competitive mix of both current and long term payouts comprised of the following material elements:
          • Base salary;
          • Annual incentive bonuses;
          • Long term equity based incentives in the form of stock awards and stock option grants;
          • Medical and other employee benefits and perquisites; and
          • Post-termination benefits.
          Allocation Among Compensation Elements. In determining executive compensation for the year, we consider the total amount to be paid or earned by each officer from all forms of compensation. The size and proportion of each element is based on our assessment of competitive market practices as well as individual and company performance in the prior year. Generally, the level of incentive compensation, both variable pay and equity based, increases as a percentage of total compensation in relation to an executive officer’s responsibilities within the company. We believe it is appropriate to expose a significant part of executive compensation to performance risk, depending upon seniority. Since our business is subject to a high degree of commodity price volatility that can affect the market price of our common stock in either direction, we do not include stock price levels among our performance criteria. In allocating among compensation elements, however, we do consider prior equity based incentive awards and current stock and stock option holdings by our senior management.
          The following table summarizes the relative size of base salary, incentive awards and other compensation paid or earned by our CEO, principal financial officer (“CFO”) and the other executive offices of the company (the “named executive officers”) for the year ended December 31, 2006. Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2006, in accordance with SFAS No. 123(R), for stock options granted in prior years. Assumptions used in the calculations of these amounts are included in footnote 9 to the company’s audited consolidated financial statements included in our 2006 annual report accompanying this proxy statement.

	Percentage of Total Compensation
				Prior	All Other
	Base	Incentive	Stock	Option	Compen-
Name	Salary	Bonus	Award	Awards	sation
William S. Daugherty	37%	36%	2%	22%	3%
Michael P. Windisch	29	37	4	28	2
William G. Barr III	32	39	2	24	3
D. Michael Wallen	32	39	2	24	3
          Base Salary. Base salary is the part of cash compensation established for our executive officers, without any contingencies, at levels we believe are competitive. The level determined for each executive is based upon the officer’s responsibilities, expertise, sustained individual performance and contributions to the overall workload and achievements of the senior management team. Base salary is the foundation of our compensation program since most other components of the program are determined in relation to base salary. The correlation is indirect for annual and long term equity based incentives and direct for potential payments under our executive retention and change in control program, which are established under various conditions as a multiple of base salary and bonus. See “Potential Payments upon Termination or Change in Control.”
          Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in our industry for similar positions. Generally, we believe that executive base salaries should be targeted near the market median for executives in similar positions and with similar responsibilities at comparable companies. Base salaries for our named executive officers, including the CEO, are generally set within a range intended to reflect the general market median for our industry sector and size, with individual variances for experience and overall contributions, consistent with our pay for performance philosophy. We do not rely on outside compensation consultants but instead develop our own competitive market information from publicly available data and industry surveys. We focus on market data from a mix of both direct competitors and comparably sized energy companies that compete with us for executive talent, although we do not use “benchmarking” or other strict formulas to establish executive compensation by comparison to other companies.
          In determining base salaries for our executive officers, the compensation committee is guided by recommendations from the CEO. Changes to those recommendations may be developed by the committee with or without the participation of the CEO, with a view to maintaining an equitable internal apportionment for seniority and other appropriate considerations. Base salaries of our named executive officers for 2006 were approved by the committee in December 2005. They reflect increases of 27% for our CEO, 36% for our CFO and 22% for our other named executive officers above their salary rates for 2005.
          Cash Bonuses. Historically, our executive compensation program reflected below market levels of cash compensation, balanced by equity incentives through stock awards and stock option grants as a major component of total compensation. Over the last three years, the growth in our business has provided us with the financial flexibility to place greater reliance on annual cash bonuses instead of equity based incentive awards. Although equity awards provide a means of reducing our cash compensation expenses while offering our senior management opportunities to increase their proprietary interests in the company, they also involve adverse tax consequences for our executives. This has also contributed to the weight placed on cash bonuses as a percentage of total compensation for our senior management since 2004.
          Our annual cash bonus program has become the key component of our performance based, at-risk compensation packages for senior management. Annual awards are intended to provide incentives for our management team to make decisions that drive our annual performance and translate into long term value creation. The program provides flexibility for appropriately rewarding our executives in line with our overall performance and their individual contributions to our success based on measures that support shareholder interests. The amount of annual cash bonuses paid to our executive officers is based on the following general factors:
          • the company’s realization of quantitative financial results and strategic objectives, measured across a broad range of both annual and long term performance scales;
          • a qualitative assessment of each officer’s contribution to our attainment of those performance goals; and
          • the position of the executive within the company.
          Under our cash bonus program, the compensation committee uses its discretion and subjective judgment rather than fixed formulas for determining appropriate annual levels of incentive payments for senior management. In setting bonus levels for 2006, the committee considered a variety of benchmarks achieved by the company in 2005, including the following:
          • Increased production by 112% and total revenues by 30%;
          • Added 9.2 Bcfe to proved reserves through both drilling and acquisitions;
          • Sponsored drilling programs with outside capital totaling $44.1 million and drilled 155 wells;

          • Consolidated core Appalachian position with Leatherwood gathering system;
          • Raised $53.6 million in financing transactions;
          • Realized earnings of $0.05 per share, with discretionary cash flow of $0.46 per share; and
          • Recognized as one of the country’s 100 fastest growing small companies for the second consecutive year by Fortune Small Business magazine.
          In determining annual cash bonuses for our executive officers, the compensation committee uses a process similar to salary setting procedures, with a starting point based on recommendations from the CEO. In addition to company-wide performance measures, recommendations for 2006 reflect assessments of each executive’s competencies and contributions both within and outside the organization. Annual bonus awards for our named executive officers in 2006 were approved by the committee in two stages, the first during January 2006 based primarily on operating results for the completed year and the second in April 2006 after completion of our 2005 audit cycle. Overall, bonus awards for 2006 reflect increases of 23% for our CEO and Mr. Wallen, 93% for our CFO and 24% for Mr. Barr above their annual bonuses for 2005.
          Long Term Equity Based Incentives. We maintain three stock plans for the benefit of our officers, directors and employees. The first two plans, adopted in 1997 and 2001, provide for the grant of options to purchase an aggregate of 3,600,000 common shares at prevailing market prices, vesting over a period of up to five years and expiring up to ten years from the date of grant. The third plan, adopted in 2003, provides for the grant of stock awards and stock options for an aggregate of up to 4,000,000 common shares. Stock awards may be subject to vesting conditions and trading restrictions specified at the time of grant. Option grants must be at prevailing market prices and may be subject to vesting requirements over a period of up to ten years from the date of grant. Any unvested options granted under the plan are subject to accelerated vesting upon any change in control of the company, as defined in the management agreements described below. See “Potential Payments upon Termination or Change in Control.”
          Grants are made under our equity incentive plans by the compensation committee in semi-annual cycles, the first after filing our operating and financial results for the second quarter of the year and the second after announcing our operating results for the full year. This enables the committee to evaluate company-wide and individual performance in establishing the level of awards and also ensures that our current operating and financial information is publicly available before the grants are made. We do not time the granting of options or stock awards with any favorable or unfavorable news about the company. The tables included in the “Executive Compensation” section of this proxy statement provide specific information about participation by the named executive officers under our equity incentive plans. The participation of each executive during 2006 was limited to stock awards for 2,500 common shares awarded in March 2006.
          Employee Benefits and Perquisites. We provide certain perquisites designed to enhance the effectiveness of our executive officers and maintain the competitiveness of our overall compensation program. In general, our senior executives are provided with a company car or car allowance, club dues and access to company aircraft and, for the CEO, the company helicopter for occasional personal as well as business use. We also provide our employees, including the named executive officers, with health insurance and matching contributions under a 401(k) plan, which allows all eligible employees to defer up to 15% of their annual compensation through contributions to the plan, with matching contributions by the company up to 3% of the participating employees’ compensation, plus half of their plan contributions between 3% and 5% of annual compensation. Specific information about the incremental cost to the company of providing employee benefits and perquisites to our named executive officers is provided in the Summary Compensation Table on page 15 of this proxy statement.
Potential Payments upon Termination for Change in Control
          General. We have no employment agreements or termination arrangements with any of our executive officers other than arrangements for contingent payments and benefits they may earn under an executive retention and change in control program we adopted in February 2004. The program was established for two primary purposes:

           • encourage our senior management team to remain with the company for at least five years by providing a cash bonus and vesting of stock options at the end of the five-year retention period; and
           • create security for the executives but not an incentive to leave the company following any sale or other transaction that results in a change in control of the company.
     The terms of the program are covered by separate long term incentive agreements, indemnification agreements and change of control agreements with each of our named executive officers. The three types of agreements are summarized separately below and are referred to collectively in this proxy statement as the “management agreements.”
     Long Term Incentive Agreements. The long term incentive agreements entitle our named executive officers to incentive awards if they continue to serve as executive officers of the company until February 25, 2009 or until their employment is terminated without cause or they resign for good reason following a change in control. For this purpose, a change in control, a termination without cause or a resignation for good reason have the same definitions used in the change of control agreements described below. The long term incentive awards amount to a cash bonus of one times the officer’s annual compensation and vesting of options granted to each officer for 200,000 common shares at an exercise price of $4.03 per share, which was the closing price of our common stock on the date we adopted the management agreements.
     Indemnification Agreements. The indemnification agreements entitle our named executive officers to advancement or reimbursement of their legal expenses, to the fullest extent permitted by law, if they are involved in litigation as a result of performing services for the company or other enterprise at its request. The right to indemnification is conditioned on meeting a specified standard of care, generally requiring the officer to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company.
     Change of Control Agreements. The change of control agreements are designed to encourage our executives to remain focused on our business during any change in control process and to assure the continued availability of our senior executives during the transition to new ownership. The benefits provided under the change of control agreements require a double trigger, both a change in control and either termination of their employment without cause or resignation for good reason after the change in control. For purposes of the management agreements, a change in control includes any of the following events:
           • the acquisition of 20% or more of our voting stock by any person or group;
           • the sale or lease of all or substantially all our assets to any person other than a subsidiary;
           • the approval by shareholders of any plan of liquidation or dissolution of the company, or
           • the reconstitution of our board during any period of twelve consecutive months with individuals who were not directors at the beginning of that period or whose nomination was not approved by a majority of the directors in office at the beginning of that period.
     The change of control agreements become operative for a fixed five-year period if a change in control occurs or the company enters into any arrangements for a transaction that would result in a change in control. During that period, the terms and conditions of the executive’s employment may not be adversely changed without the executive’s consent. This includes the executive’s position, location, compensation and benefits. If any of these changes are implemented, or if new ownership fails to grant salary increases to a named executive officer at least substantially comparable with their other senior executives, the named executive officer may resign for good reason. In that event, the executive will be entitled to severance benefits equal to four times his annual compensation, payable in a lump sum or installments at his election. These benefits will also be payable if the executive is terminated without cause by new ownership within five years after the change in control. Cause is defined in the management agreements as conviction of a felony of any nature or a misdemeanor involving embezzlement of corporate property.

     Long Term Incentive Payout. If any of our named executive officers resign or are terminated for any reason before the expiration of the retention period under their long term incentive agreements, they will not be entitled to any severance benefits from the company. At the end of the retention period or any earlier vesting event under those agreements, stock options for 200,000 common shares granted to each of our named executive officers under the agreements will become exercisable at $4.03 per share during the twelve-month period following the vesting event. Each executive will also be entitled to a retention bonus payable upon a vesting event under those agreements. Based on the compensation paid or earned by the named executive officers in 2006, this would amount to $707,100 for Mr. Daugherty, $363,100 for Mr. Windisch, $637,100 for Mr. Barr and $632,100 for Mr. Wallen.
     Change in Control Severance Benefits. In addition to benefits under the long term incentive agreements, if any of our named executive officers resign for good reason or are terminated without cause within five years after any change in control of the company, they will be entitled to severance benefits under their change of control agreements with the company. Based on the compensation paid or earned by the named executive officers in 2006, this would amount to $2,828,400 for Mr. Daugherty, $1,452,400 for Mr. Windisch, $2,548,400 for Mr. Barr and $2,528,400 for Mr. Wallen.
Tax Treatment of Compensation
     Performance Based Compensation. For federal income tax purposes, publicly held companies may not take a tax deduction for annual compensation exceeding $1 million paid to an executive officer unless certain requirements for “performance based” compensation are met under section 162(m) of the Internal Revenue Code. Under these rules, annual compensation to an executive in excess of $1 million will only be deductible by the company if it is paid:
           • solely upon attainment of one or more performance goals:
           • pursuant to a qualifying performance-based compensation plan; and
           • the material terms of the plan, including the performance goals, have been approved by shareholders before the payment of the compensation.
     Equity Awards. We are entitled to a federal income tax deduction from the grant of a stock award under our incentive stock and stock option plan in an amount equal to the market value of the awarded shares at the time of the grant or, if the grant is conditioned upon the lapse of time or other condition, at the time that condition is satisfied. For stock option awards, unless the recipient satisfies certain holding periods, the option will be treated as non-qualified for federal income tax purposes, entitling us to a deduction equal to the difference between the option exercise price and the market value of the stock on the date the option is exercised.
Compensation Related Policies
     Stock Ownership Guidelines. We have a long standing policy emphasizing the importance of stock ownership by our officers, directors and key employees. Since 1997, we have maintained equity plans recognizing their contributions and aligning their interests with other shareholders through stock option grants and, beginning in 2003, through stock awards under an incentive stock and stock option plan approved that year by our shareholders. Although we have no formal guidelines or requirements for specific ownership levels, in reviewing the equity positions held by the members of our management team in 2006, the compensation committee determined that our executives have high ownership levels compared to the management of peer companies and that our directors also have appropriate ownership positions in our stock.
     Trading Restrictions. We have established policies prohibiting our officers, directors and employees from trading in our securities while in possession of any material, non-public information or using proprietary information about the company for their personal benefit in any unlawful or inappropriate manner. As part of these policies, we impose blackout periods prior to our filing of quarterly and annual reports. Our policies also prohibit our officers, directors and employees from speculating in our stock. This includes short selling the stock, buying or selling publicly traded options for the stock, hedging or any other types of derivative arrangements that would have a similar economic effect.

COMPENSATION COMMITTEE REPORT
     The compensation committee of our board has reviewed and discussed the foregoing Compensation Discussion and Analysis with senior management. Based on its discussions and evaluations, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the compensation committee:	Charles L. Cotterell	James K. Klyman
EXECUTIVE COMPENSATION
     The tables listed below are presented in the following sections of this proxy statement to provide information about the compensation paid or earned by our CEO, CFO and other named executive offices for the year ended December 31, 2006. The elements of compensation listed in the tables and the policies underlying their determination are described by category in the “Compensation Discussion and Analysis” section of this proxy statement. The footnotes to the following tables provide additional information to explain the tabular disclosures and are an important part of the disclosures. Unless otherwise indicated in the footnotes, these tables do not include any contingent or post-termination compensation that may be payable under the management agreements following a vesting event, including any change in control of the company. The management agreements are described in the “Compensation Discussion and Analysis” section of this proxy statement under the caption “Potential Payments upon Termination or Change in Control.”
•	Summary Compensation Table

•	Grants of Plan Based Awards

•	Outstanding Equity Awards

•	Option Exercises and Stock Vested
Summary Compensation Table
     The following table summarizes the total compensation paid or earned by the CEO, CFO and other named executive officers of the company for the year ended December 31, 2006. The table shows the amounts earned by each named executive officer for services rendered to the company in all capacities in which the executive served during the year.

						Change in
						Pension
					Non-	Value and
					Equity	Nonqualified
					Incentive	Deferred	All
					Plan	Compen-	Other
Name and Principal			Stock	Option	Compen-	sation-	Compen-
Position	Salary	Bonus	Awards	Awards(1)	sation(2)	Earnings	sation(3)	Total
William S. Daugherty	$350,000	$337,000	$20,100	$207,288	—	—	$32,817	$947,205
CEO
Michael P. Windisch	150,000	193,000	20,100	142,373	—	—	12,400	517,873
CFO
William G. Barr III	275,000	342,000	20,100	207,288	—	—	27,820	872,208
Vice President
D. Michael Wallen	275,000	337,000	20,100	207,288	—	—	29,932	869,320
Vice President

(1)	Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2006, in accordance with SFAS No. 123(R), for stock options granted in prior years. Assumptions used in the calculations of these amounts are included in footnote 9 to the audited consolidated financial statements included in the company’s 2006 annual report accompanying this proxy statement.

(2)	Does not reflect amounts that may be payable upon any termination of an executive officer without cause or his resignation for good reason within five years following any change in control of the company. See “Compensation Discussion and Analysis– Potential Payments Upon Termination or Change in Control.”

(3)	Reflects:
•	matching contributions under the company’s 401(k) plan;

•	dues for club memberships, which are provided primarily for business use but recorded in their full amounts;

•	personal use of company automobile or car allowance provided by the company; and

•	personal use of the company’s aircraft and, for Mr. Daugherty, personal use of the company’s helicopter, each as calculated under the incremental cost method, which includes the incremental cost of items such as fuel, maintenance, airport and pilot services.
The following table provides a breakdown of these amounts, which are provided under arrangements described in the Compensation Discussion and Analysis on page 12.

	Matching		Personal
	Contributions	Club	Automobile	Personal Use
	Under 401(k)	Membership	Use or	of Company
Name	Plan	Dues	Allowance	Aircraft
William S. Daugherty	$8,800	$—	$11,912	$12,105
Michael P. Windisch	8,800	3,600	—	—
William G. Barr III	8,800	500	13,000	5,520
D. Michael Wallen	8,800	3,600	8,732	8,800
Grants of Plan Based Awards
     The following table provides information on plan based awards granted to our named executive offices in 2006.

								All Other	All Other
		Estimated Future			Estimated Future			Stock	Option		Grant
		Payouts Under			Payouts Under			Awards:	Awards:		Date
		Non-Equity			Equity			Number	Number of	Exercise	Fair Value
		Incentive			Incentive			of	Securities	or Base	of
		Plan Awards			Plan Awards			Shares	Under-	Price of	Stock
		Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Option	and Option
	Grant	old	Target	mum	old	Target	mum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	(#)	(#)	(#)	(#)	($)	($)
William S. Daugherty	03/28/06	—	—	—	—	—	—	2,500	—	—	$20,100
Michael P. Windisch	03/28/06	—	—	—	—	—	—	2,500	—	—	20,100
William G. Barr III	03/28/06	—	—	—	—	—	—	2,500	—	—	20,100
D. Michael Wallen	03/28/06	—	—	—	—	—	—	2,500	—	—	20,100

Outstanding Equity Awards
     The following table provides information about stock options held by our named executive officers as of December 31, 2006 and the status of their stock awards at year end.

	Option Awards					Stock Awards
								Equity Incentive
								Plan Awards
									Market or
									Payout
								Number of	Value of
		Equity Incentive					Market	Unearned	Unearned
		Plan Awards:				Number	Value of	Shares,	Shares,
			Number of			of Shares	Units or	Units or	Units or
	Number of	Number of	Securities			or Units	or Units	Other	Other
	Securities	Securities	Underlying			of Stock	of Stock	Rights	Rights
	Underlying	Underlying	Unexercised	Option		That	That	That	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)(1)	(#)(2)	($)	Date	(#)	($)	(#)	($)
	Exercisable	Unexercisable
William S. Daugherty	100,000	—	—	$1.02	01/02/08	—	—	—	—
	75,000	75,000	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	150,000	—	—	4.09	08/30/09	—	—	—	—
	—	150,000	—	7.04	08/18/10	—	—	—	—
Michael P. Windisch	45,000	—	—	1.02	01/02/08	—	—	—	—
	37,500	37,500	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	100,000	—	—	4.09	08/30/09	—	—	—	—
	—	100,000	—	7.04	08/18/10	—	—	—	—
William G. Barr III	—	75,000	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	125,000	—	—	4.09	08/30/09	—	—	—	—
	—	150,000	—	7.04	08/18/10	—	—	—	—
D. Michael Wallen	75,000	75,000	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	150,000	—	—	4.09	08/30/09	—	—	—	—
	—	150,000	—	7.04	08/18/10	—	—	—	—

(1)	The options for underlying shares listed in this column at an exercise price of $4.03 per share vested on February 25, 2007, and the options for underlying shares at an exercise price of $7.04 per share will vest on August 18, 2007, subject to accelerated vesting upon any change in control of the company.

(2)	The options for these shares will vest on February 25, 2009 or any prior employment termination without cause or resignation for good reason within five years following any change in control of the company. See “Compensation Discussion and Analysis– Potential Payments upon Termination or Change in Control.”

     The following table provides information on stock option exercises by our named executive officers and the vesting of stock awards during 2006.
Option Exercises and Stock Vested

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	On Exercise	On Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)
William S. Daugherty	—	$—	—	—
Michael P. Windisch	—	—	—	—
William G. Barr III	100,000	475,410	—	—
D. Michael Wallen	—	—	—	—
STOCK OWNERSHIP AND RELATED MATTERS
5% Beneficial Owners and Management Ownership
     The following table shows the amount of our common stock beneficially owned as of April 25, 2007 by each person known to beneficially own more than 5% of our common shares, each of our directors and named executive officers and the directors and named executive officers as a group. The address for each of our directors and named executive officers is c/o NGAS Resources, Inc., 120 Prosperous Place, Suite 201, Lexington, KY 40509.

	Common Stock
	Beneficially		Percentage
5% Beneficial Owner	Owned		of Class
Cannell Capital, LLC 240 East Deloney Avenue, Jackson, WY 83001	1,105,218	(1)	5.07%

Named Executive Officers and Directors
William S. Daugherty	924,807	(2)	4.17%
D. Michael Wallen	450,807	(3)	2.04
William G. Barr III	272,011	(4)	1.24
Michael P. Windisch	256,200	(5)	1.16
Charles L. Cotterell	54,000	(6)	0.25
James K. Klyman	26,000	(6)	0.12
Thomas F. Miller	21,000	(7)	0.10

All named executive officers and directors as a group (7 persons)	2,004,825	(8)	8.73%

(1)	Based on a Schedule 13G filed with the SEC, the reported shares are held of record by clients of Cannell Capital, LLC (the “Adviser”). The Adviser, in its capacity as investment adviser to the record holders, and J. Carlo Cannell, in his capacity as the majority owner and managing member of the Adviser, may each be may be deemed to beneficially own these shares.

(2)	Includes 400,000 shares issuable upon the exercise of vested stock options.

(3)	Includes 300,000 shares issuable upon the exercise of vested stock options.

(4)	Includes 200,000 shares issuable upon the exercise of vested stock options.

(5)	Includes 220,000 shares issuable upon the exercise of vested stock options.

(6)	Includes 20,000 shares issuable upon the exercise of vested stock options.

(7)	Includes 10,000 shares issuable upon the exercise of vested stock options.

(8)	Includes 1,170,000 shares issuable upon the exercise of vested stock options.

Compliance with Section 16(a) of the Exchange Act
     Based on a review of reporting forms filed with the SEC to disclose changes in beneficial ownership of our common stock, none of our directors or executive officers failed to file any required reports on a timely basis during 2006.
Security Holders
     As of April 25, 2007, there were 2,821 holders of record of our common stock. We estimate there were approximately 7,500 beneficial owners of our common stock as of that date.
Dividend Policy
     We have never paid cash dividends on our common stock. Our current policy is to retain any future earnings to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend on our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board of directors deems relevant.
Common Shares Issuable under Plans or Arrangements
     The following table shows the amount of our common stock issuable as of December 31, 2006 under our equity compensation plans. For purposes of this table, equity compensation plans are broadly defined to include stock award and option plans, individual compensation arrangements and obligations under warrants or options issued in financing transactions and property acquisitions.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available
	To Be Issued	Weighted Average	for Future Issuance
	Upon Exercise of	Exercise Price of	under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(excluding securities
Plan Category	and Rights	and Rights	reflected in column [a])
Equity Compensation Plans Approved by Shareholders	2,815,000	$4.68	2,614,951
Equity Compensation Plans Not Approved by Shareholders	10,000	4.03	—

Total	2,825,000	$4.68	2,614,951

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following table shows the amounts owed to the company for unsecured loans to our named executive officers as of December 31, 2006.

	Involvement of	Largest Amount	Amount Outstanding at
Name and Principal Position	Issuer or Subsidiary	Outstanding in 2006	at December 31, 2006
William S. Daugherty	Lender	$96,798	$89,064
Chairman, President and CEO
William G. Barr III	Lender	54,365	54,365
Vice President
D. Michael Wallen	Lender	28,000	28,000
Vice President
     During the first quarter of 2006, the building in Lexington, Kentucky that houses our principal and administrative offices was acquired by a company formed for that purpose by named executive officers and a key employee of the company. During the last several years prior to the sale, we had entered into several lease modifications for expansion of our offices, with additional expansion planned for 2006. At the time of the sale, our lease covered 12,109 square feet at a monthly rent of $18,389 through expiration in February 2008. Following the sale of the building, we entered into a lease modification for an additional 1,743 square feet at a monthly rent of $2,542, subject to annual escalations on the same terms as our existing lease. The lease modification was negotiated on our behalf by one of our independent directors appointed for that purpose by our board. The negotiations were conducted at arms’ length with the management company for the new owner, and the terms for the additional office space reflect prevailing rental rates with other tenants in our building and comparable office buildings in our locale.
OTHER MATTERS
     Our board of directors has approved this proxy statement and the accompanying proxy card for solicitation of shareholder approval of the proposals presented in these materials at our 2007 annual meeting. The board knows of no other matters to be presented at the meeting. If any additional matter should be presented properly, it is intended that proxies will be voted in accordance with the discretion of the named proxy holder.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other reports and information with the SEC. You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948. Printable versions of these reports, along with our code of ethics and board committee charters, are also available on our website at www.ngas.com.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Any proposal that a shareholder wishes to present for consideration at our 2008 annual general meeting must be received by the company at our principal executive offices no later than March 1, 2008. This date has been selected to provide sufficient time to consider the proposal for inclusion in our 2008 proxy materials.

Lexington, Kentucky April 30, 2007	BY ORDER OF THE BOARD OF DIRECTORS

William S. Daugherty
Chairman of the Board, President and Chief Executive Officer

SHAREHOLDER INFORMATION

Annual Meeting Location		Common Stock Listing
700 Standard Life Building		Nasdaq National Market
625 Howe Street, Suite 700		Trading Symbol: NGAS
Vancouver, British Columbia		Newspaper Listing: NGAS
Canada V6C 2T6

Corporate Offices		Registered and Records Office
NGAS Resources, Inc.		Maitland & Company
120 Prosperous Place, Suite 201		700 Standard Life Building
Lexington, Kentucky 40509		625 Howe Street, Suite 700
Tel:	(859) 263-3948	Vancouver, British Columbia
Fax:	(859) 263-4228	Canada V6C 2T6
Email:	ngas@ngas.com	Tel:	(604) 681-7474
Web:	www.ngas.com	Fax:	(604) 681-3896
Hours:	8 a.m. – 5:30 p.m. (Eastern) Mon. – Fri.

Transfer Agent and Registrar		Canadian Counsel
Pacific Corporate Trust Company		Ronald Paton, Barrister & Solicitor
625 Howe Street, 10th Floor		Maitland & Company
Vancouver, British Columbia		625 Howe Street, Suite 700
Canada V6C 2T6		Vancouver, British Columbia
Tel:	(604) 689-9853	Canada V6C 2T6
Fax:	(604) 689-8144	Tel:	(604) 681-7474
Email:	pacific@pctc.com	Fax:	(604) 681-3896
Web:	www.pctc.com
Hours:	8 a.m. – 4:00 p.m. (Pacific) Mon. – Fri.

Analyst Inquiries		U.S. Counsel
Michael P. Windisch		Stahl & Zelmanovitz
NGAS Resources, Inc.		767 Third Avenue, 14th Floor
120 Prosperous Place, Suite 201		New York, New York 10017
Lexington, Kentucky 40509		Tel:	(212) 826-6363
Tel:	(859) 263-3948	Fax:	(212) 826-6402
Fax:	(859) 263-4228
Email:	ngas@ngas.com
Shareholder Inquiries
Shareholder Administration
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509 USA
Tel: (859) 263-3948
Fax: (859) 263-4228
Email: ngas@ngas.com
Web: www.ngas.com

FORM OF PROXY CARD
Front:

NGAS RESOURCES, INC.
(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
Proxy for the Annual General Meeting of Shareholders at 2:00 p.m.
(Vancouver, British Columbia time) on June 28, 2007, at
625 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 2T6
The undersigned hereby appoints and directs William S. Daugherty (or, alternatively, the following nominee of the undersigned:                     ) as proxy holder to vote the common shares held by the undersigned in NGAS Resources at its 2007 annual general meeting, and any adjournment, on the matters set forth below, as follows:
1.	Fixing the size of the board of directors at four: ☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Election of directors: Charles C. Cotterell, William S. Daugherty, James K. Klyman and Thomas F. Miller ☐ FOR ALL NOMINEES WITHHOLD ☐ vote ☐ FOR ALL NOMINEES, except the following:

3.	Ratification of Hall, Kistler & Company, LLP as independent auditors for 2007 ☐ FOR WITHHOLD ☐ vote
This Proxy will be voted as specified. If no specification is made, it will be voted FOR the proposals and at the discretion of the proxy holder if any other business is properly brought before the meeting.

Back:

A Proxy will not be valid unless it is dated, duly executed and delivered to the office of Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T6, not less than 48 hours (excluding weekends and holidays) before the date of the meeting. Any Proxy previously given by the undersigned for the meeting is hereby revoked. Receipt of the Notice of Annual General Meeting and accompanying Proxy Statement for the meeting is hereby acknowledged.
Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

DATED:	, 2007

SIGNATURE

Print Name (and title, if required)
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on the card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)